UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 25, 2005


                          LEUCADIA NATIONAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                                    NEW YORK
                 (State or Other Jurisdiction of Incorporation)


         1-5721                                            13-2615557
(Commission File Number)                       (IRS Employer Identification No.)


315 PARK AVENUE SOUTH, NEW YORK, NEW YORK                          10010
 (Address of Principal Executive Offices)                        (Zip Code)


                                  212-460-1900
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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         Item 1.02   Termination of a Material Definitive Agreement.

         As previously disclosed in its Form 8-K dated June 17, 2005, Leucadia National Corporation (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with VarTec Telecom, Inc. and subsidiaries of VarTec (collectively, the "VarTec Companies"), debtors-in-possession under chapter 11 of the United States Bankruptcy Code. The Agreement was subject to approval of the bankruptcy court overseeing the VarTec Companies' bankruptcy.

         In an auction held on July 25, 2005, the contract to purchase the assets of the VarTec Companies was awarded to another party. At a hearing held on July 27, 2005, the bankruptcy court approved the results of the auction and authorized the VarTec Companies to consummate the sale with the party that won the auction. As a result, pursuant to bankruptcy court approved terms, the previously announced Agreement was terminated and the Company will be entitled to a $2 million termination fee, payable in the third quarter of 2005.


















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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 29, 2005


                                          LEUCADIA NATIONAL CORPORATION

                                          /s/ Joseph A. Orlando
                                          -----------------------------------
                                          Name: Joseph A. Orlando
                                          Title: Vice President and
                                                 Chief Financial Officer




















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